Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PLBY Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2021 (the “Report”), Ben Kohn, Chief Executive Officer and President of the Company, certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2022

By: /s/ Ben Kohn
Ben Kohn
Chief Executive Officer and President
(Principal Executive Officer)